Exhibit 23.1

BRAVERMAN INTERNATIONAL, P.C.
1255 McDonald Drive
Prescott, AZ 86303
928-771-1122

Consent of Independent Registered Public Accounting Firm

U.S. Securities and Exchange Commission:

The firm of Braverman International, P.C., Certified Public Accountants, hereby consents to the inclusion of our audit report dated February 2, 2007, on the Financial Statements of ULURU Inc. as of December 31, 2006, and for the year then ended, in the accompanying Post-Effective Amendment No. 2 to Form SB-2 on Form S-3 dated April 16, 2008.

We also consent to the reference to us under the heading "Experts" in this Form S-3.

/s/ Braverman International, P.C.

Braverman International, P.C.
Prescott, AZ 86303
April 15, 2008